Exhibit 99.1

FOR IMMEDIATE RELEASE

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. ANNOUNCES

SECOND CLOSING OF DEBENTURE FINANCING

HERNDON, Virginia – April 13, 2007 – Guardian Technologies International, Inc. (OTCBB:GDTI - News), a leading provider of high-performance security and healthcare solutions based on “Intelligent Imaging Informatics” (3iTM), today announced that, pursuant to the terms of a securities purchase agreement with ten institutional accredited investors, it successfully completed the second and final closing of a private placement of its securities. Investors purchased in the aggregate, and before deduction of certain fees and expenses of the offering, $5,150,000 of securities, $2,575,000 of which were purchased at the first closing and and $2,575,000 on the second and final closing.  The second closing was held April 12, 2007, following the effective date of Guardian’s registration statement registering the shares underlying the debentures and warrants issued at the first and second closings. Midtown Partners & Co., LLC, acted as the placement agent for the private placement.

At the second closing, Guardian issued an aggregate of $2,575,000 in principal amount of Series A 10% senior convertible debentures.  The debentures are on the same terms as the Debentures issued at the first closing except as to their issue date. At the first closing, Guardian issued to investors warrants to purchase an aggregate of 4,453,707 shares of its common stock at an exercise price of $1.15634 per share, subject to ant dilution and price reset provisions of the warrants, one half of which became exercisable November 8, 2006, and the remaining one-half became exercisable April 12, 2007, the date of the second closing.

At the second closing, Guardian paid or issued to Midtown for its services as placement agent in connection with the offering sales commissions in the amount $180,250 and a non-accountable expense reimbursement of $25,750. At the first closing, Guardian issued to Midtown warrants to purchase an aggregate of 623,520 shares, one half of such warrants became exercisable November 8, 2007, and the remaining one-half became exercisable April 12, 2007.  The Midtown warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable subject to anti-dilution and price reset provisions contained in such warrants, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the offering.

The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the financing, Guardian filed a registration statement with the Securities and Exchange Commission registering the resale by investors of the shares of common stock  underlying the debentures and  the warrants which became effective on April 9, 2007.

Bill Donovan, President and COO of Guardian commented, “Proceeds from this financing will be used to continue business development activities for our threat detection technology, PinPoint™; and for continued investment in the development of sophisticated image clarification, tissue characterization and computer-aided detection technologies for medical applications, to repay a portion of the bridge loan made to us by our CEO, and for working capital purposes.  Although there can be no assurance, following the second closing of the financing, we expect to be in a financial position that will allow us to fund certain strategic growth initiatives that would position Guardian to be cash self-sufficient.”

About Guardian

Guardian Technologies International, Inc. (OTCBB:GDTI - News) is a pioneer in the development of new imaging techniques and applications.  Guardian works to create new, innovative imaging technologies that result in the detection of threats and earlier detection of diseases, revolutionizing imaging processes and developing life-saving solutions.

For additional information, visit www.guardiantechintl.com

About Midtown Partners & Co., LLC

Originally founded in May 2000, Midtown Partners & Co., LLC is an investment bank focused on private placement investment banking opportunities. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of these transactions. Additional information can be found at http://www.midtownpartners.com.

Forward Looking Statements:

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Guardian through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available. When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Guardian's filings with the Securities and Exchange Commission, including without limitation, Guardian's Form 10-K for the year ended December 31, 2006,  and its quarterly reports on Forms 10-Q for the quarters ended March 31 ,June 30 and September 30, 2006. Guardian expressly disclaims any obligation to update any forward-looking statement.

Contact:

Michael W. Trudnak

703-464-5495

Source: Guardian Technologies International, Inc.

28407034.133